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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We have issued our report dated February 24, 2005, accompanying the consolidated financial statements and Schedule II included in the Annual Report of The A Consulting Team, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statements of The A Consulting Team, Inc. and Subsidiaries on Form S-3 (Nos. 333-38330, effective June 1, 2000, 333-42744, effective August 1, 2000, and 333-51084, effective December 1, 2000) and on Form S-8 (No. 333-42145, effective December 12, 1997).





New York, New York                          GRANT THORNTON LLP
February 24, 2005